UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2018
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure
Celanese Corporation (the "Company") is filing this Current Report on Form 8-K to reflect (1) changes to the Company's reportable segments and (2) adoption of Accounting Standards Update ("ASU") 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, each effective January 1, 2018.
Reportable Segments. Effective January 1, 2018, the Company reorganized its operating and reportable segments to align with recent structural and management reporting changes. The change reflects the movement of its food ingredients business from the Consumer Specialties reportable segment into the Engineered Materials reportable segment. The former Consumer Specialties reportable segment is being renamed the Acetate Tow segment and the former Advanced Engineered Materials reportable segment is being renamed the Engineered Materials segment. This reorganization better reflects how the Company manages its food ingredients' related products commercially. Engineered Materials and food ingredients are both project-based models which focus on delivering customized solutions and are led by the same senior management team. These changes in operating and reportable segments were applied retrospectively, impacting Operating profit for the Engineered Materials and Acetate Tow reportable segments by $20 - $29 million for the annual periods presented in this Form 8-K filing (see Exhibit 99.1 for further detail). These changes in operating and reportable segments did not impact consolidated net sales, earnings from operations or net earnings for the prior periods.
Adoption of ASU 2017-07. In March 2017, the Financial Accounting Standards Board ("FASB") issued ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires an entity to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations. This accounting standard was adopted January 1, 2018 using the retrospective transition method for the periods presented. As a result of adopting ASU 2017-07, certain historical amounts included in Cost of sales, Selling, general and administrative expenses and Research and development expenses will now be reflected separately as Non-operating pension and postretirement (expense) income. The adoption of this accounting standard had no impact on the previously reported consolidated earnings (loss) from continuing operations or net earnings (loss) for these years.
In connection with the reorganization of our reportable segments and the adoption of ASU 2017-07, we are providing as Exhibit 99.1 revised annual historical financial data for fiscal year 2017 and interim periods within that year, and revised annual historical financial data for fiscal years 2016, 2015 and 2014. We are also providing as Exhibit 99.2 the accompanying financial tables to provide more detail of the changes and to reconcile certain historical non-GAAP performance measures impacted by the changes. The exhibits are incorporated herein solely for purposes of these furnished disclosures. The accompanying financial tables may also be accessed on the Company's website at www.celanese.com through the "Investor Relations" link.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

Exhibit Number
Description

99.1
Celanese Corporation and Subsidiaries Consolidated and Business Segment Information for the years ended December 31, 2017, 2016, 2015 and 2014 and for the quarterly periods ended December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017 - As Previously Reported and As Adjusted (unaudited)*

99.2
Celanese Corporation and Subsidiaries Non-GAAP Financial Measures for the years ended December 31, 2017, 2016, 2015 and 2014 and for the quarterly periods ended December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017 - As Adjusted (unaudited)*

*In connection with the disclosure set forth in Item 7.01, the information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference into in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ JAMES R. PEACOCK III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	April 4, 2018

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